Exhibit 10.5

SECOND AMENDMENT TO THE

URS E&C HOLDINGS, INC. RESTORATION PLAN

THIS AMENDMENT to the URS E&C Holdings, Inc. Restoration Plan (the “Plan”), is adopted by AECOM Technology Corporation (the “Company”), effective as of the date indicated below.

W I T N E S S E T H:

WHEREAS, the Company maintains the Plan, and such Plan is currently in effect; and

WHEREAS, Article VIII of the Plan provides that the Committee may amend the Plan at any time; and

WHEREAS, the Company wishes to amend the Plan as described more fully below;

NOW, THEREFORE, the Company amends the Plan, as follows:

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1.

Effective January 1, 2015, Article I (“Purpose of the Plan”) is amended by adding the following new paragraph:

“Effective January 1, 2015, the Plan was frozen with respect to the Restoration Amount.  As a result of the freeze, no Restoration Amounts shall be credited to any Participant’s Account under Section 3.2 on account of any Plan Year beginning on or after January 1, 2015.  This freeze shall not affect credits of Restoration Amounts made during 2015 on account of the 2014 Plan Year or crediting Accounts with interest, which shall continue under Section 4.2.”

2.

Effective January 1, 2015, Section 3.2 (“Restoration Amount”) is amended by adding the following to the end of the existing section:

“Notwithstanding the foregoing, no Participant’s Account shall be credited with any Restoration Amount under this Section 3.2 on account of Plan Years beginning on or after January 1, 2015.”

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Except as otherwise set forth herein, the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, the undersigned has adopted this Amendment on the date noted hereunder, to be effective as of January 1, 2015.

AECOM Technology Corporation

Date:	By:
Name:
Title:

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